HARDING, LOEVNER FUNDS, INC.

POWER OF ATTORNEY

Each of the undersigned directors of Harding, Loevner Funds, Inc. (the “Fund”) hereby constitutes and appoints each of Lisa Togneri, Lisa R. Price, Tracy L. Dotolo, Evan Busteed, and Andrew E. Oliva as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, and with full power to sign for him or her, in his or her name and in any and all capacities, any amendments to the Fund’s registration statement on Form N-IA, and all instruments or documents necessary or desirable in connection therewith, and to file the same with the U.S. Securities and Exchange Commission, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his or her substitute or substitutes, may do or cause to be done by virtue thereof.

This Power of Attorney may be signed in one or more counterparts, each of which individually shall be deemed to be an original and all of which taken together shall constitute one and the same power of attorney.

IN WITNESS WHEREOF, the undersigned has subscribed his or her name on this 5th day of June 2026.

Signature	Title	Signature	Title

/s/ Aaron J. Bellish Aaron J. Bellish	Director	/s/ Charles W. Freeman III Charles W. Freeman III	Director

/s/ John R. Erickson John R. Erickson	Director	/s/ Carolyn N. Ainslie Carolyn N. Ainslie	Director

/s/ Jill R. Cuniff Jill R. Cuniff	Director	/s/ Jason Lamin Jason Lamin	Director

/s/ R. Kelly Doherty R. Kelly Doherty	Director	/s/ Eric Rakowski Eric Rakowski	Director